Exhibit 99(c)

                                    EXHIBIT B

                                  CERTIFICATION
                   Pursuant to 18 United States Code Section 1350


         The undersigned hereby certifies that to his knowledge the annual report of The Eastern Company filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                             /s/ Leonard F. Leganza
                                             ----------------------
                                                 Leonard F. Leganza
                                                 CEO





                                    EXHIBIT B


                                  CERTIFICATION
                   Pursuant to 18 United States Code Section 1350


         The undersigned hereby certifies that to his knowledge the annual report of The Eastern Company filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                             /s/ John L. Sullivan III
                                             ------------------------
                                                 John L. Sullivan III
                                                 CFO


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